UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 9, 2025
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Zscaler, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38413 (Commission File Number)	26-1173892 (I.R.S. Employer Identification Number)
120 Holger Way San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 533-0288
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2025, Zscaler, Inc. (the “Company”) entered into a Transition Agreement and Release (the “Transition Agreement”) with Remo Canessa, in connection with his previously disclosed retirement. The terms of the Transition Agreement include: (i) Mr. Canessa will continue his at-will employment with the Company through December 31, 2025 (the “Transition Period”) to support the transition to the Company’s new chief financial officer, (ii) during the Transition Period, Mr. Canessa will (a) continue to receive his current regular base salary, (b) receive a bonus for the second half of the 2025 Fiscal Year, (c) continue vesting under applicable equity plans, and (d) be eligible to participate in then-available Company benefit plans, unless as otherwise noted in the Transition Agreement, and (iii) following the end of the Transition Period, the parties intend to enter into a Separation Agreement and Release pursuant to which, in exchange for a release of all claims by Mr. Canessa to the Company, the Company will pay Mr. Canessa a lump sum of $750,000, less applicable withholdings, and accelerate the vesting of 28,774 shares of Company restricted stock units previously granted to Mr. Canessa.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Transition Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

June 13, 2025	/s/	Robert Schlossman
Robert Schlossman
Chief Legal Officer